Exhibit 10.1

WARRANT AMENDMENT AGREEMENT
This Warrant Amendment Agreement (this “Amendment”) is made as of January 31, 2020 by and between Amyris, Inc., a Delaware corporation (the “Company”), and [________] (the “Holder”).
RECITALS
WHEREAS, on [________], the Company issued and sold a common stock purchase warrant (the “Warrant”) to the Holder, pursuant to the terms of that certain [________] Agreement, dated as of [________], between the Company and the Holder.

WHEREAS, in order to induce the Holder to exercise the Warrant from time to time and in any event on or prior to January 31, 2020, the Company and the Holder hereby agree to (i) amend the Warrant to reduce the exercise price as provided herein and to (ii) issue to the Holder rights (the “Rights”) to purchase additional shares of the Company’s Common Stock as set forth in Exhibit A hereto; and

WHEREAS, in compliance with Section [__] of the Warrant, this Agreement shall be effective upon the due execution and delivery of this Agreement by the Company and the Holder.

AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Warrant Amendments.

(a)	The definition of “Termination Date” shall be amended and restated in its entirety as follows:

“on or before the close of business on January 31, 2020 (the ”Termination Date”)”

(b)	The second sentence of Section 2(a) of the Warrant shall be amended and restated to read in its entirety as follows:

Within two Trading Days following the date of exercise as aforesaid (but in no event later than the Termination Date), the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer.

(c)	Section 2(b) of the Warrant shall be amended and restated to read in its entirety as follows:

“b) Exercise Price. The exercise price per share of the Common Stock

Exhibit 10.1

under this Warrant shall be $2.87, subject to adjustment hereunder (the “Exercise Price”).”
2. No Other Amendments. Except as expressly set forth above, all of the terms and conditions of the Warrant shall remain in full force and effect.
3.Company Representations.

(a)
Material Adverse Effect. No event, change, condition, development, effect, circumstance, matter or other occurrence, individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing since December 31, 2018. The Company is not aware of any event or circumstance likely to occur that, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” means a material adverse effect, individually or in the aggregate, (i) upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company or (ii) the ability of the Company to perform its obligations in accordance with the terms of this Amendment or the Warrant.

(b)	Lavvan Agreement. The Research, Collaboration and License Security Agreement between the Company and Lavvan, Inc., dated as of March 18, 2019 remains in full force and effect as of the date hereof.
Effectiveness of Amendment. This Amendment shall be effective as of the date that the Company has confirmed to the Holder that, since January 20, 2020 it has executed stock purchase agreements from investors and warrant agreement amendments in substantially the same form as this Amendment from other holders and reflecting an aggregate cash proceeds to the Company (inclusive of this Amendment) of at least $35 million.

4 Miscellaneous.

(a) Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
(b) Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGES FOLLOW]

Exhibit 10.1

The undersigned has executed this Warrant Amendment Agreement as of the date first set forth above.

THE COMPANY:
AMYRIS, INC.
By: _______________
(Signature)
Name: [________]
Title: [________]

The undersigned has executed this Warrant Amendment Agreement as of the date first set forth above.

HOLDER:
[________]
__________________ (Signature)
Name:
Title:

[Signature Page to Warrant Amendment Agreement]

Exhibit 10.1

EXHIBIT A

FORM RIGHTS AGREEMENT

Right Shares: [________]	Issue Date: January 31, 2020

THIS RIGHTS AGREEMENT certifies that, for value received, [________] (the “Purchaser”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Issue Date”) through the Right Termination Date, to subscribe for and purchase from Amyris, Inc., a Delaware corporation (the “Company”), up to [________] shares (the “Right Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”). The purchase price of one share of Common Stock under this Right shall be $2.87 per share.
1.Termination Date. The Right shall terminate upon the twelve (12) month anniversary of the Issue Date (the “Right Termination Date”).
2.    Exercise of Right of Issuance of Shares. Subject to the terms hereof, the exercise of the Right may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Right Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Purchaser at the address of the Purchaser appearing on the books of the Company) of a duly executed PDF copy of the Notice of Issuance Form annexed hereto as Exhibit A (each, a “Notice of Issuance”, and the corresponding date thereof, the “Exercise Date”). Within two (2) trading days following the Exercise Date, the Purchaser shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. Partial exercises of the Right resulting in issuances of a portion of the total number of Right Shares available thereunder shall have the effect of lowering the outstanding number of Right Shares issuable thereunder in an amount equal to the applicable number of Right Shares issued. The Purchaser and the Company shall maintain records showing the number of Right Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance Form within one (1) trading day of receipt of such notice. The Purchaser acknowledges and agrees that, by reason of the provisions of this paragraph, following each exercise of the Right issued hereunder and the issuance of a portion of the Right Shares pursuant thereto, the number of Right Shares available for issuance pursuant to the Right issued hereunder at any given time may be less than the amount stated in the recitals hereof.
3.    Delivery of Right Shares. The Right Shares issued hereunder shall be transmitted through the Company’s transfer agent (the “Transfer Agent”) to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC through its DWAC system if the Company is then a participant in such system, and otherwise by physical delivery to the address specified by the Purchaser in the Notice of Issuance by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Deadline”). The Right Shares shall be deemed to have been issued, and Purchaser or any other person so designated to be named therein shall be deemed to have become the Purchaser of record of such shares for all purposes, as of the date the Right has been exercised and the purchase price of the Right has been delivered to the Company.
4.    Charges, Taxes and Expenses. Issuance of Right Shares shall be made without charge to the Purchaser for any issue or transfer tax or other incidental expense in respect of the issuance of such

Exhibit 10.1

certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Purchaser. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.
5.    Authorized Shares. The Company covenants that, during the period the Right is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Right Shares upon the exercise of the Right. The Company further covenants that its issuance of the Right shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Right Shares upon the due exercise of the Right. The Company will take all such reasonable action as may be necessary to assure that such Right Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Nasdaq Global Select Market. The Company covenants that all Right Shares which may be issued upon the exercise of the Right will, upon exercise of the Right, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
6.    Impairment. Except and to the extent as waived or consented to by the Purchaser, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Purchaser as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Right Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Right Shares upon the exercise of the Right and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement.
7.    Authorizations. Before taking any action which would result in an adjustment in the number of Right Shares for which the Right provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
8.    Limitations on Exercise.
(a)    Beneficial Ownership Limitation. The Company shall not effect any exercise of the Right, and the Purchaser shall not have the right to exercise any portion of the Right pursuant to the terms and conditions of this Agreement and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Purchaser together with the other Attribution Parties (as defined below) would beneficially own in excess of four and ninety nine hundredths percent (4.99%) (or such other percentage not in excess of 19.99% as each Purchaser may elect in writing to the Company on or prior to the Issue Date) of the shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limit”); provided, however, that this Section 8(a) will not apply to any Purchaser that is subject to Section 16(a) or (b) of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to the Company by virtue of being deemed to be a “director” or

Exhibit 10.1

“officer” of the Company within the meaning of Section 16 of the Exchange Act. Notwithstanding anything to the contrary in this Section 8(a), upon delivery of a written notice to the Company, the Purchaser may from time to time increase or decrease the Beneficial Ownership Limit to any other percentage not in excess of nineteen and ninety nine hundredths percent (19.99%) as specified in such notice; provided that any increase in the Beneficial Ownership Limit will not be effective until the sixty-first (61st) calendar day after the delivery of such written notice. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Purchaser and the other Attribution Parties shall include the number of shares of Common Stock held by the Purchaser and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the Right issued hereunder with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of the Right beneficially owned by the Purchaser or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Purchaser or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this 8(a). For purposes of this Section 8(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Purchaser may acquire upon the exercise of the Right without exceeding the Beneficial Ownership Limit, the Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Issuance from the Purchaser at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Purchaser in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Issuance would otherwise cause the Purchaser’s beneficial ownership, as determined pursuant to this Section 8(a), to exceed the Beneficial Ownership Limit, the Purchaser must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Notice of Issuance. For any reason at any time, upon the written or oral request of the Purchaser, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Purchaser the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Right, by the Purchaser and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Purchaser upon exercise of the Right results in the Purchaser and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limit of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Purchaser’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limit (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Purchaser shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Purchaser may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Beneficial Ownership Limit to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Beneficial Ownership Limit will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Purchaser and the other Attribution Parties and not to any other Purchaser of a Right that is not an Attribution Party of the

Exhibit 10.1

Purchaser. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Right hereunder in excess of the Beneficial Ownership Limit shall not be deemed to be beneficially owned by the Purchaser for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise any Right pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(a) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8(a) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor Purchaser of Right. For the purpose of this Agreement: (x) “Attribution Parties” means any other individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency (each, a “Person”) whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Purchaser’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act.
(b)    To the extent required by the Nasdaq Listing Standard Rules, the Company shall obtain stockholder approval for the issuance of shares of Common Stock issuable upon exercise of the Right. In no event shall the Company be obligated to issue shares of Common Stock upon exercise of the Right to the extent such issuance would breach the Company’s obligations under the Nasdaq Listing Standard Rules.
9.    Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Right, pursuant to the terms hereof.
10.    Stock Dividends and Splits. If the Company, at any time while the Right exists: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Right Shares issuable upon exercise of the Right shall be proportionately adjusted. Any adjustment made pursuant to this Section 10 shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Purchaser of the termination of such proposed declaration or distribution as to any unexercised portion of the Right at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
11.    Compensation for Buy-In on Failure to Timely Deliver Right Shares. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, either (x) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the Purchaser (or its designee) a certificate for the number of shares of Common Stock to which the Purchaser is entitled and register such shares of Common Stock on the Company’s share register or, (y) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of the Purchaser or the Purchaser’s designee with DTC for such number of shares of Common Stock to which the Purchaser is entitled upon the Purchaser’s exercise of a Right (a “Delivery Failure”), and if on or after such Share Delivery Deadline the Purchaser purchases (in an

Exhibit 10.1

open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Purchaser is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure (a “Buy-In”), then, in addition to all other remedies available to the Purchaser, the Company shall, within two (2) Business Days after receipt of the Purchaser’s request and in the Purchaser’s discretion, either: (I) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Purchaser) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Purchaser or such Purchaser’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Purchaser is entitled upon the Purchaser’s exercise of the Right hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Purchaser a certificate or certificates representing such shares of Common Stock or credit the balance account of such Purchaser or such Purchaser’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Purchaser is entitled upon the Purchaser’s exercise of Right hereunder (as the case may be) and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Last Reported Sale Price of the Common Stock on any Trading Day (as defined in the New Note) during the period commencing on the date of the applicable Notice of Issuance and ending on the date of such issuance and payment under this clause (II). Nothing shall limit the Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of the Right as required pursuant to the terms hereof. All determinations of the Last Reported Sale Price shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.
12.    Notice to Allow Exercise of Right. If at any time while the Right remains outstanding, (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all Purchasers of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Purchaser at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder

Exhibit 10.1

constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such material, non-public information regarding the Company or any of its subsidiaries contained in such notice with the SEC pursuant to a Current Report on Form 8-K. The Purchaser shall remain entitled to exercise the Right during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
13.    No Rights as Stockholder Until Exercise. The Right does not entitle the Purchaser to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.
14.    Transferability. The Right and all rights hereunder are not transferable, in whole or in part.

Exhibit 10.1

IN WITNESS WHEREOF, the Company has caused this Right to be executed by its officer thereunto duly authorized as of the date first above indicated.

AMYRIS, INC.
By:__________________________________________ Name: [________] Title: [________]